EXECUTIVE CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) made this 12th day of June, 2016, by and between Spindle, Inc., a Nevada corporation, (the “Company”) and Michael J. Schwartz, an individual residing in the State of Colorado ("Executive"). The Company and Executive may from time to time be referred to as a “Party” and collectively with the Company, the “Parties”.

WHEREAS, The Company has recently accepted the resignation of its President and Chief Executive Officer (“CEO”);

WHEREAS, The Company desires to engage a consultant to serve as its CEO until such time as it has chosen and hired an individual to assume the role of CEO permanently; and

WHEREAS, Executive has extensive experience in the business of the Company, and the Company seeks to benefit from the Executive’s expertise by retaining the Executive to serve as its interim CEO.

NOW, THEREFORE, in consideration of the mutual covenants, conditions, and representations made herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows.

1. Services.  The Company hereby engages Executive to serve as its CEO, and the Executive agrees to serve the company, during the Consulting Term (as defined in Section 2 below) in the capacities, and subject to the terms and conditions, set forth in this Agreement.

2. Independent Contractor.  The relationship created by this Agreement shall be that of independent contractor, and Executive shall have no authority to bind or act as agent for the Company or its employees for any purpose. The parties acknowledge that this Agreement is not a contract of employment under Arizona law, and Executive is not an employee of the Company for any purpose under Arizona law.

3. Consulting Term. Unless Executive's engagement under this Agreement is sooner terminated as a result of Executive's resignation or termination in accordance with the provisions of Section 6 below, Executive's term of service (the “Consulting Period”) shall commence on the date hereof and shall terminate on September 30, 2016, unless otherwise extended by the Company.

4. Duties and Title.

4.1 Title. Executive shall serve in the Capacity of interim Chief Executive Officer of the Company and shall report directly to the Board of Directors of the Company.

4.2 Duties. During the Consulting Period, Executive, as CEO of the Company, shall have all the duties and responsibilities customarily performed and managed by Chief Executive Officers of companies of similar size and nature, and such other duties and responsibilities as may be delegated from time to time by the Board. Executive shall devote Executive’s best efforts and full business time and attention to the business and affairs of the Company.

Executive shall perform such duties and responsibilities to the Company to the best of Executive’s abilities in a diligent, trustworthy, professional, and efficient manner and shall company with the policies and procedures of the Company in all material respects.  So long as Executive is engaged by the Company, Executive shall not, without prior written consent of the Board (which consent shall be at the Company's reasonable discretion), accept other consulting engagements, serve as a director, officer, or consultant of any other entity or perform other services for compensation.

5. Compensation.  The terms of Executive’s Compensation are set forth in Exhibit A attached hereto. Executive shall not be entitled to any other salary, bonuses, benefits, or compensation from the Company.

6. Termination. Without limiting any rights which either party to this Agreement may have by reason of any default by the other Party, each Party shall have the right to terminate this Agreement at its convenience by written notice given to the other Party of no less than fifteen (15) days.  Such termination shall be effective upon the date not earlier than fifteen (15) days following the date of such notice as shall be specified in said notice.

7. Proprietary Information.

7.1 Obligation to Maintain Confidentiality.  Executive acknowledges that at all times during the Consulting Period, and following the conclusion of Executive’s Consulting, whether voluntary or involuntary, Executive will hold in strictest confidence and not disclose Confidential Information to anyone who is not also an employee of Company or to any employee of Company who does not also have access to such Confidential Information, without Company’s prior written authorization for a period of two (2) years following the termination of Executive’s Consulting, provided, however, Executive shall be entitled to disclose Confidential Information as necessary to carry out his duties as CEO.  Executive shall keep in strictest confidence and trust all Confidential Information. Additionally, Executive shall not access, download, or transmit Confidential Information created, stored, or maintained in tangible hard copy or digital form by the Company for personal economic or noneconomic use even though Executive may be otherwise authorized to access such Confidential Information to perform his/her job duties. At all times during Consulting, Executive shall promptly advise the Company of any knowledge that he/she may have of any unauthorized release or use of the Company’s Confidential Information, and shall take reasonable measures to prevent unauthorized persons or entities from having access to, obtaining, or being furnished with any Confidential Information.  As used in this Agreement, “Confidential Information” shall mean any specific customer requirements; customer and potential customer lists; information concerning Company’s Employees, agents or divisions; pricing information; invention description(s); technical and business information relating to proprietary ideas and inventions; ideas; patentable ideas; trade secrets; drawings and/or illustrations; patent searches; existing and/or contemplated products and services; research and development information; production, costs, profit and margin information; finances and financial projections; customers, clients, and marketing information; presentation materials; pay plans; profit procedures; and current or future business plans and models, all of which are related to Company’s merchant services business, regardless of whether such information is designated as Confidential Information.

7.2 Ownership of Property.  Executive acknowledges that all inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) that relate to the Company's or any of its subsidiaries' actual or anticipated business, research and development, or existing or future products or services and that are conceived, developed, contributed to, made, or reduced to practice by Executive (either solely or jointly with others) while employed by the Company or any of its subsidiaries (including any of the foregoing that constitutes any Proprietary Information or records) ("Work Product") belong to the Company or such subsidiary and Executive hereby assigns, and agrees to assign, all of the above Work Product to the Company or such subsidiary. Any copyrightable work prepared in whole or in part by Executive in the course of his work for any of the foregoing entities shall be deemed a "work made for hire" under the copyright laws, and the Company or such subsidiary shall own all rights therein. To the extent that any such copyrightable work is not a "work made for hire," Executive hereby assigns and agrees to assign to Company or such subsidiary all right, title and interest, including without limitation, copyright in and to such copyrightable work. Executive shall promptly disclose such Work Product and copyrightable work to the CEO and perform all actions reasonably requested by the CEO (whether during or after Executive's term of Consulting) to establish and confirm the Company's or its subsidiary's ownership (including, without limitation, execution of assignments, consents, powers of attorney and other instruments). Notwithstanding anything contained in this Section 7.2 to the contrary, the Company's ownership of Work Product does not apply to any invention that Executive develops entirely on his own time without using the equipment, supplies or facilities of the Company or subsidiaries or any Proprietary Information (including trade secrets), except that the Company's ownership of Work Product does include those inventions that: (i) relate to the business of the Company or its subsidiaries or to the actual or demonstrably anticipated research or development relating to the Company's business; or (ii) result from any work that Executive performs for the Company or its subsidiaries.

7.3 Third Party Information. Executive understands that the Company and its subsidiaries will receive from third parties confidential or proprietary information (“Third Party Information”) that may be subject to a duty on the Company’s and its subsidiaries part to maintain the confidentiality of such information and to use it only for certain limited purposes.  During the Consulting Period and thereafter, and without in any way limiting the provisions of Section 6.1 above, Executive will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel and consultants of the Company or its subsidiaries who need to know such information in connection with Executive’s work for the Company or its subsidiaries) or use, except in connection with Executive’s work for the Company or any of its subsidiaries, Third Party Information unless expressly authorized by the Board of Directors in writing.

7.4 Use of Information of Prior Employers. During the Consulting Period, Executive will not improperly use or disclose any confidential information or trade secrets, if any, of any former employers or any other person to whom Executive has an obligation of confidentiality, and will not bring onto the premises of the Company or any of its subsidiaries any confidential information or trade secrets of any former employer or any other person to whom Executive has an obligation of confidentiality unless consented to in writing by the former employer or person.

8 Protection of Trade Secrets; Non-Solicitation. Executive acknowledges that during the course of the Consulting Period, Executive will become familiar with secrets or Trade Secrets, as defined in Section 8.2 below, of the Company or its subsidiaries, and with other information concerning the business of the Company or its subsidiaries, and that Executive’s services will be of special, unique, and extraordinary value to the Company and that the Company would be irreparably damaged if Executive were to breach his obligations under Section 7.1.  Therefore, Executive agrees that, without limiting any other obligation pursuant to this Agreement:

8.1 Trade Secrets. Executive shall not, directly or indirectly, whether for himself or for any other individual, corporation, partnership, joint venture or other entity, and whether during or after Executive’s Consulting with the Company, participate in any business to the extent that, in connection with such participation, Executive would be required to employ, reveal, or otherwise utilize Trade Secrets.  For the purposes of this Agreement, the term “participate in” shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture, or other entity conducting such business, whether as a sole proprietor, owner, stockholder, partner, joint venture, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture, or other entity (whether as a director, officer, manager, supervisor, employee, agent, consultant, or otherwise) in connection with such business.

8.2 Definition of Trade Secrets. For purposes of this Agreement, the term “Trade Secrets” means any and all information, including a formula, pattern, compilation, program, device, method, technique, or process that derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from it disclosure or use, and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.  By way of illustration, but not limitation, “Trade Secrets” includes: (a) work product; (b) information regarding plans for research, development, current and new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, production, carriers and customers and potential customers; (c) information regarding the skills and compensation of other employees of the Company or its subsidiaries; and (d) Third Party Information.

8.3 Nonsolicitation. As long as Executive is providing services to the Company or any subsidiary thereof, and during the Restrictive Covenant Period thereafter, Executive shall not directly or indirectly through another entity:  (i) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof; (ii) hire or employ any person who was an employee of the Company or any subsidiary at any time during the 12-month period immediately preceding the Termination Date; (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any subsidiary to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary; (iv) solicit or provide services related to the Business to any Person who was a customer or client of the Company or any subsidiary at any time during the 12-month period immediately preceding the Termination Date; or (v) solicit or provide services related to the Business to any Prospective Customer. For purposes hereof, a "Prospective Customer" means any Person whom the Company or any of its subsidiaries has entertained discussions with to become a client or customer at any time during the 12-month period immediately preceding the Termination Date and who has not explicitly rejected a business relationship with the Company.

9 Enforcement. If, at the time of enforcement of Section 7 or Section 8 of this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Parties agree that the maximum duration, scope or geographical area reasonable under such circumstances as determined by the court shall be substituted for the stated period, scope or area.  Because Executive's services are unique, because Executive has access to Proprietary Information and for the other reasons set forth herein, the Parties agree that money damages would be an inadequate remedy for any breach of this Agreement. Therefore, in the event of a breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security).

10 Governing Law.  This Agreement shall be deemed to have been executed and delivered within the State of Arizona, in the United States, and the rights and obligations of the Parties shall be construed and enforced in accordance with, and governed by, the laws of the State of Arizona, without regard to its conflict of laws provisions.  The proper venue for any dispute arising out of this Agreement is the Arizona Superior Court for Maricopa County or the United States District Court for the District of Arizona, and the Parties irrevocably and unconditionally waive any claim or defense based on improper venue or forum non conveniens as to any such action or proceeding.

11 Attorney’s Fees And Costs.  In the event of any litigation concerning any controversy, claim or dispute between the Company and Employee, arising out of or relating to this Agreement or its breach or its interpretation where allowable by law, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorney fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein. The “prevailing party” means the party determined by the court to have prevailed, even if such party did not prevail in all matters, not necessarily the one in whose favor a judgment is rendered. Further, in the event of any default by Employee under this Agreement, Employee shall pay all the expenses and attorney’s fees incurred by Company in connection with such default, whether or not any litigation is commenced.

12 Entire Agreement.  This Agreement is the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous oral and written agreements and discussions.  This Agreement may be amended or modified only by a written agreement signed by all Parties

13 Counterparts.  This Agreement may be executed in counterparts, and when a Party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one Agreement, which shall be binding upon and effective as to all Parties. A faxed copy of this Agreement may be deemed as an original.

14 Paragraph Headings.  Section titles and headings contained in this Agreement are inserted only as a matter of convenience and for reference and shall in no way be construed to define, limit, or extend the scope of this Agreement or the intent of any of its provisions.

15 Severability.  If any provision of this Agreement or any portion thereof is held by a court of competent jurisdiction to be unenforceable or invalid, the validity and enforceability of the remaining provisions of the Agreement shall continue in full force and effect and shall not be adversely affected.

16 Waiver.  No waiver by Company to insist upon the strict performance of any term or condition of this Agreement or to exercise any right or remedy available to it will constitute a waiver.  No breach or default of any provision of this Agreement will be waived, altered, or modified, and the Company may not waive any of its rights, except by a written instrument executed by the Company. No waiver of any breach of default will affect or alter any term or condition of this Agreement, and such term or condition will continue in full force and effect with respect to any other then existing or subsequent breach or default thereof.

17 Successors And Assigns.  This Agreement is binding upon and shall inure to the benefit of the Parties hereto, their respective agents, employees, representatives, assigns, heirs and successors in interest.

18 Notices.  All notices, requests, or any other communications under this Agreement must be in writing and sent by email or registered mail, return receipt requested.

For Company:	Francis Knuettel II
Chairman of the Board of Directors
Spindle, Inc.
8700 E. Vista Bonita Dr., Ste. 260
Scottsdale, AZ 85255
fknuettel@gmail.com

With a copy to:
Roger R. Steinbeck, Esq.
Heath & Steinbeck, LLP
5777 W. Century Blvd., Ste. 1670
Los Angeles, CA 90045
rsteinbeck@heathsteinbeck.com

For Executive:	Mr. Michael J. Schwartz
10599 Ridgecrest Circle
Highlands Ranch, CO 80129
[EMAIL]

[Remainder of this page left intentionally blank; Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement.

Dated: June 12, 2016	/s/ Francis Knuettel II
Spindle, Inc.
By: Francis Knuettel II
Its: Member of the Board of Directors

Dated: June 12, 2016	/s/ Michael J. Schwartz
Mr. Michael J. Schwartz

EXHIBIT A

COMPENSATION

As compensation for services rendered pursuant to this Agreement, the Company shall provide Executive the following compensation:

1. Commission and Salary.  Executive shall receive ten thousand dollars ($10,000) per month, on a prorated basis for any partial months he is engaged, during the Consulting Term the (“Consulting Fee”).  The Consulting Fee shall be paid on a semi-monthly basis on the fifteenth (15th) and last day of each month pursuant to the standard payroll practices of the Company.  Executive shall be responsible for all applicable withholdings and taxes.

2. Equity Grant. Executive shall also receive forty-two thousand five hundred shares of restricted common stock per month.  The shares will accrue monthly and be issued on a quarterly basis, beginning with an initial issuance on July 10, 2016, for the partial second quarter, and then on the tenth (10th) day of the first month following each calendar quarter for any accrued equity related to each prior quarter.

3. Reimbursable Expenses. During the Consulting Period, the Company shall reimburse Executive for all reasonable out-of-pocket expenses incurred by Executive in the course of performing Executive’s duties and responsibilities under this Agreement which are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment, and other business expenses, subject to the Company’s requirements with respect to reporting and documentation of such expenses. Expenses to be submitted within a 14 calendar period from time incurred.

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